Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the use of our report, dated April 14, 2010, on the consolidated financial statements of Genesis Fluid Solutions Holdings, Inc. and Subsidiary as of and for the year ended December 31, 2009 included herein on the registration statement of Genesis Fluid Solutions Holdings, Inc. on Form S-1 Amendment No. 1, and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
June 1, 2010